Exhibit 4.1

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

This Note is a global security within the meaning of the Indenture dated as of January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION. THIS DEBT IS NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA CORPORATION. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA CORPORATION, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE FINAL TERMS OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

No. R-	Registered
CUSIP No.: 060900115	Principal Amount: $55,450,000

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

ACCELERATED RETURN NOTESSM,

LINKED TO THE S&P 500® INDEX, DUE APRIL 5, 2010

REGISTERED GLOBAL SENIOR NOTE

ORIGINAL ISSUE DATE: February 5, 2009	☐	This Note is an Extendible Note at the Holder’s Option. [See attached Rider]

STATED MATURITY DATE: April 5, 2010	☐	This Note is an Extendible Note at the Issuer’s Option. [See attached Rider]

CURRENCY: ☒ U.S. Dollars ☐ Other (specify):	☐	This Note is an Amortizing Note. [See payment schedule in attached Final Terms]

☐ FIXED RATE NOTE

☐ FLOATING RATE NOTE	☒	See attached Final Term Sheet dated January 29, 2009 and Product Supplement No. ARN-1 dated January 2, 2009 (collectively, the “Final Terms”)

☒ INDEXED NOTE	☐	See attached Principal Repayment Amount Rider

	☐	See attached Interest Payment Amounts or Supplemental Payment Amount Rider

☐ FLOATING RATE/FIXED RATE NOTE

RECORD DATES: Not Applicable	CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal amount specified above and any other amounts calculated in accordance with the provisions set forth in the Final Terms attached hereto, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date). “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The principal or any other amounts so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment. Any such principal or other amounts not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and premium, if any, and other amounts, if any, on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the Trustee maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

By its acceptance of this Note, the holder of this Note agrees, in the absence of an administrative determination or judicial ruling to the contrary, to treat this Note for all tax purposes as a single financial contract linked to the S&P 500® Index that (1) requires the holder of this Note to pay to the Issuer on the Original Issue Date an amount equal to the purchase price of this Note and (2) entitles the holder of this Note to receive at the Stated Maturity Date an amount in cash linked to the value of the S&P 500® Index.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Final Terms attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Final Terms attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Final Terms attached hereto.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated: February 5, 2009		BANK OF AMERICA CORPORATION

[CORPORATE SEAL]		By:
Name:
ATTEST:		Title:
By:
Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 5, 2009	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[ATTACH FINAL TERMS]

The ARNs are being offered by Bank of America Corporation (“BAC”). The ARNs will have the terms specified in this term sheet as supplemented by the documents indicated herein under “Additional Terms” (together, the “Note Prospectus”). Investing in the ARNs involves a number of risks. See “Risk Factors” on page TS-5 of this term sheet and beginning on page S-9 of product supplement ARN-1.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BAC. References to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In connection with this offering, each of MLPF&S and its broker-dealer affiliate First Republic Securities Company, LLC is acting in its capacity as a principal.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price (1)	$10.00	$55,450,000
Underwriting discount (1)	$0.20	$1,109,000
Proceeds, before expenses, to Bank of America Corporation	$9.80	$54,341,000

(1)	The public offering price and underwriting discount for any purchase of 500,000 units or more in a single transaction by an individual investor will be $9.95 per unit and $0.15 per unit, respectively.

“Accelerated Return NotesSM” is a service mark of our subsidiary, Merrill Lynch & Co., Inc.

“ARNs®” is a registered service mark of Merrill Lynch & Co., Inc.

“Standard & Poor’s®”, “Standard & Poor’s 500®”, “S&P 500®”, and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by our subsidiary, MLPF&S. The ARNs are not sponsored, endorsed, sold, or promoted by Standard & Poor’s® and Standard & Poor’s® makes no representation regarding the advisability of investing in the ARNs.

Merrill Lynch & Co.

January 29, 2009

Accelerated Return NotesSM

Summary

The Accelerated Return NotesSM Linked to the S&P 500® Index, due April 5, 2010 (the “ARNs”) are our senior unsecured debt securities and are not guaranteed or insured by the Federal Deposit Insurance Corporation (“FDIC”) or secured by collateral. The ARNs will rank equally with all of our other unsecured and unsubordinated debt, and any payments due on the ARNs, including any repayment of principal, will be subject to the credit risk of BAC. The ARNs provide a leveraged return for investors, subject to a cap, if the level of the S&P 500® Index (the “Index”) increases moderately from the Starting Value of the Index, determined on January 29, 2009, the pricing date, to the Ending Value of the Index, determined during the Maturity Valuation Period. Investors must be willing to forgo interest payments on the ARNs and willing to accept a return that is capped or a repayment that is less, and potentially significantly less, than the Original Offering Price of the ARNs.

Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement ARN-1.

Terms of the ARNs	Determining the Redemption Amount for the ARNs

Hypothetical Payout Profile

This graph reflects the hypothetical returns on the ARNs, based on the Capped Value of $13.525 (a 35.25% return). The green line reflects the hypothetical returns on the ARNs, while the dotted gray line reflects the hypothetical returns of a direct investment in the stocks included in the Index, excluding dividends.

This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value and the term of your investment.

Hypothetical Payments at Maturity

Examples

Set forth below are three examples of payment at maturity calculations, based upon the Starting Value of 845.14 and the Capped Value of $13.525.

Example 1—The hypothetical Ending Value is 80% of the Starting Value:

Starting Value:	845.14
Hypothetical Ending Value:	676.11

$10 ×	(676.11)	= $8.00
845.14

Payment at maturity (per unit) = $8.00

Example 2—The hypothetical Ending Value is 102% of the Starting Value:

Starting Value:	845.14
Hypothetical Ending Value:	862.04

$10 +	($10 × 300% ×	(862.04 – 845.14))	= $10.60
845.14

Payment at maturity (per unit) = $10.60

Example 3—The hypothetical Ending Value is 120% of the Starting Value:

Starting Value:	845.14
Hypothetical Ending Value:	1,014.17

$10 +	($10 × 300% ×	(1,014.17 – 845.14))	= $16.00
845.14

Payment at maturity (per unit) = $13.525        (Payment at maturity cannot be greater than the Capped Value)

The following table illustrates, for the Starting Value of 845.14, the Capped Value of $13.525 and a range of hypothetical Ending Values of the Index:

▪	the percentage change from the Starting Value to the hypothetical Ending Value;
▪	the Redemption Amount per unit;
▪	the total rate of return to holders of the ARNs;
▪	the pretax annualized rate of return to holders of the ARNs; and
▪

the pretax annualized rate of return of a hypothetical investment in the stocks included in the Index, which includes an assumed aggregate dividend yield of 3.36% per annum, as more fully described below.

Hypothetical Ending Value	Percentage change from the Starting Value to the hypothetical Ending Value	Redemption Amount per unit	Total rate of return on the ARNs	Pretax annualized rate of return on the ARNs (1)	Pretax annualized rate of return of the stocks included in the Index (1)(2)
422.57	-50.00%	$5.00	-50.00%	-51.40%	-47.40%
507.08	-40.00%	$6.00	-40.00%	-39.32%	-35.54%
591.60	-30.00%	$7.00	-30.00%	-28.35%	-24.71%
676.11	-20.00%	$8.00	-20.00%	-18.24%	-14.72%
760.63	-10.00%	$9.00	-10.00%	-8.83%	-5.39%
777.53	-8.00%	$9.20	-8.00%	-7.02%	-3.60%
794.43	-6.00%	$9.40	-6.00%	-5.23%	-1.82%
811.33	-4.00%	$9.60	-4.00%	-3.47%	-0.07%
828.24	-2.00%	$9.80	-2.00%	-1.72%	1.66%
845.14 (3)	0.00%	$10.00	0.00%	0.00%	3.37%
862.04	2.00%	$10.60	6.00%	5.06%	5.07%
878.95	4.00%	$11.20	12.00%	9.95%	6.74%
895.85	6.00%	$11.80	18.00%	14.70%	8.40%
912.75	8.00%	$12.40	24.00%	19.31%	10.04%
929.65	10.00%	$13.000	30.00%	23.80%	11.66%
1,014.17	20.00%	$13.525 (4)	35.25%	27.63%	19.54%
1,098.68	30.00%	$13.525	35.25%	27.63%	27.06%
1,183.20	40.00%	$13.525	35.25%	27.63%	34.25%
1,267.71	50.00%	$13.525	35.25%	27.63%	41.17%

(1)	The annualized rates of return specified in this column are calculated on a semiannual bond equivalent basis and assume an investment term from February 5, 2009 to April 5, 2010, the term of the ARNs.

(2)	This rate of return assumes:

(a)	a percentage change in the aggregate price of the stocks included in the Index that equals the percentage change in the level of the Index from the Starting Value to the relevant hypothetical Ending Value;

(b)	a constant dividend yield of 3.36% per annum, paid quarterly from the date of initial delivery of the ARNs, applied to the level of the Index at the end of each quarter, assuming this value increases or decreases linearly from the Starting Value to the applicable hypothetical Ending Value; and

(c)	no transaction fees or expenses.

(3)	This is the Starting Value.

(4)	The Redemption Amount per unit of the ARNs cannot exceed the Capped Value of $13.525.

The above figures are for purposes of illustration only. The actual amount you receive and the resulting total and pretax annualized rates of return will depend on the actual Ending Value and the term of your investment.

Risk Factors

An investment in the ARNs involves significant risks. The following is a list of certain of the risks involved in investing in the ARNs. You should carefully review the more detailed explanation of risks relating to the ARNs in the “Risk Factors” sections included in the product supplement ARN-1 and MTN prospectus supplement identified below under “Additional Terms”. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ARNs.

▪	Your investment may result in a loss; there is no guaranteed return of principal.

▪	Your yield may be less than the yield on a conventional debt security of comparable maturity.

▪	Your return, if any, is limited to the return represented by the Capped Value.

▪	Your investment return may be less than a comparable investment directly in the stocks included in the Index.

▪	You must rely on your own evaluation of the merits of an investment linked to the Index.

▪

In seeking to provide you with what we believe to be commercially reasonable terms for the ARNs while providing MLPF&S with compensation for its services, we have considered the costs of developing, hedging, and distributing the ARNs.

▪	We cannot assure you that a trading market for your ARNs will ever develop or be maintained.

▪	The Redemption Amount will not be affected by all developments relating to the Index.

▪	Standard & Poor’s® (“S&P®”) may adjust the Index in a way that affects its level, and S&P® has no obligation to consider your interests.

▪

You will have no rights as a holder of the securities represented by the Index, and you will not be entitled to receive any of those securities or dividends or other distributions by the issuers of those securities.

▪	Except to the extent that our common stock is included in the Index, we do not control any company included in the Index, and are not responsible for any disclosure made by any other company.

▪

If you attempt to sell ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price.

▪	Payments on ARNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of ARNs.

▪	Purchases and sales by us and our affiliates may affect your return.

▪	Our trading and hedging activities may create conflicts of interest with you.

▪	Our hedging activities may have affected the Starting Value, and may affect the Ending Value, the Redemption Amount, and the market value of ARNs.

▪	Our business activities relating to the companies represented by the Index may create conflicts of interest with you.

▪	There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent.

▪	The U.S. federal income tax consequences of ARNs are uncertain, and may be adverse to a holder of ARNs. See “Certain U.S. Federal Income Taxation Considerations” below.

Investor Considerations

You may wish to consider an investment in the ARNs if:

▪	You anticipate that the Index will appreciate moderately from the Starting Value to the Ending Value.

▪	You accept that your investment may result in a loss, which could be significant, if the level of the Index decreases from the Starting Value to the Ending Value.

▪	You accept that the return on the ARNs will not exceed the return represented by the Capped Value.

▪	You are willing to forgo interest payments on the ARNs, such as fixed or floating rate interest paid on traditional interest bearing debt securities.

▪	You want exposure to the Index with no expectation of dividends or other benefits of owning the underlying securities.

▪

You are willing to accept that there is no assurance that the ARNs will be listed or remain listed on NYSE Arca. You understand that any listing does not ensure that a trading market will develop for the ARNs or that there will be liquidity in any trading market. You understand that secondary market prices for the ARNs, if any, will be affected by various factors, including our perceived creditworthiness.

The ARNs may not be appropriate investments for you if:

▪

You anticipate that the Index will depreciate from the Starting Value to the Ending Value or that the Index will not appreciate sufficiently over the term of the ARNs to provide you with your desired return.

▪	You are seeking principal protection or preservation of capital.

▪	You seek a return on your investment that will not be capped at 35.25%.

▪	You seek interest payments or other current income on your investment.

▪	You want to receive dividends or other distributions paid on the stocks included in the Index.

▪	You want assurances that there will be a liquid market if and when you want to sell the ARNs prior to maturity.

Other Provisions

We will deliver the ARNs against payment therefor in New York, New York on a date that is in excess of three business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade ARNs more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

If you place an order to purchase these offered securities, you are consenting to each of MLPF&S and its broker-dealer affiliate First Republic Securities Company, LLC acting as a principal in effecting the transaction for your account. MLPF&S is acting as an underwriter and/or selling agent for this offering and will receive underwriting compensation from BAC.

Supplement to the Plan of Distribution

MLPF&S and First Republic Securities Company, LLC, each a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (formerly the National Association of Securities Dealers, Inc. (the “NASD”)) and will participate in the distribution of the ARNs. Accordingly, offerings of the ARNs will conform to the requirements of NASD Rule 2720. In the original offering of the ARNs, the ARNs will be sold in minimum investment amounts of 100 units.

MLPF&S and First Republic Securities Company, LLC may use this Note Prospectus for offers and sales in secondary market transactions and market-making transactions in the ARNs but are not obligated to engage in such secondary market transactions and/or market-making transactions. MLPF&S and First Republic Securities Company, LLC may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market prices at the time of the sale.

The Index

The S&P 500® Index

We have obtained all information regarding the S&P 500® Index contained in this term sheet, including its make up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P®. S&P®, which owns the copyright and all other rights to the S&P 500® Index, has no obligation to continue to publish, and may discontinue publication of, the S&P 500® Index. The consequences of S&P® discontinuing publication of the S&P 500® Index are discussed in the section of product supplement ARN-1 entitled “Description of the ARNs —Discontinuance of a Market Measure.” We do not assume any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

The S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 31, 2008, 412 companies or 83.2% of the market capitalization of the S&P 500® Index traded on the New York Stock Exchange; 88 companies or 16.8% of the market capitalization of the S&P 500® Index traded on The NASDAQ Stock Market; and no companies traded on the NYSE Alternext U.S. stock exchange (formerly known as the American Stock Exchange). As of December 31, 2008, the aggregate market value of the companies included in the S&P 500® Index represented approximately 76% of the aggregate market value of stocks included in the Standard & Poor’s® Stock Guide Database of domestic common stocks traded in the U.S., excluding American depositary receipts, limited partnerships and mutual funds.

S&P® chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its Stock Guide Database of over 10,000 companies, which S&P® uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P® include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P 500® Index, with the approximate percentage of the market capitalization of the S&P 500® Index included in each group as of December 31, 2008 indicated in parentheses: Consumer Discretionary (8.4%); Consumer Staples (12.9%); Energy (13.3%); Financials (13.3%); Health Care (14.8%); Industrials (11.1%); Information Technology (15.3%); Materials (2.9%); Telecommunication Services (3.8%) and Utilities (4.2%). S&P® from time to time, in its sole discretion, may add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

S&P® calculates the S&P 500® Index by reference to the prices of the constituent stocks of the S&P 500® Index without taking account of the value of dividends paid on those stocks. As a result, the return on the ARNs will not reflect the return you would realize if you actually owned the S&P 500® Index constituent stocks and received the dividends paid on those stocks.

Computation of the S&P 500® Index

While S&P® currently employs the following methodology to calculate the S&P 500® Index, no assurance can be given that S&P® will not modify or change this methodology in a manner that may affect the Redemption Amount.

Historically, the market value of any component stock of the S&P 500® Index was calculated as the product of the market price per share and the number of the then outstanding shares of such component stock. In March 2005, S&P® began shifting the S&P 500® Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P 500® Index to full float adjustment on September 16, 2005. S&P®’s criteria for selecting stocks for the S&P 500® Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index.

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P® defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P® calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed value of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it serves as a link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index, which is index maintenance.

Index Maintenance

S&P 500® Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index, and do not require index divisor adjustments.

To prevent the level of the S&P 500® Index from changing due to corporate actions, corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the S&P 500® Index remains constant and does not reflect the corporate actions of individual companies in the S&P 500® Index. Index divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two days prior.

Changes in IWFs of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually, in September, when IWFs are reviewed.

The following graph sets forth the monthly historical performance of the Index in the period from January 2003 through December 2008. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the Notes may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time over the term of the Notes. On the pricing date, the closing level of the Index was 845.14.

Before investing in the ARNs, you should consult publicly available sources for the levels and trading pattern of the S&P 500® Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets generally and the S&P 500® Index exhibiting greater volatility than in earlier periods.

License Agreement

S&P® does not guarantee the accuracy and/or the completeness of the S&P 500® Index or any data included in the S&P 500® Index. S&P® shall have no liability for any errors, omissions, or interruptions in the S&P 500® Index. S&P® makes no warranty, express or implied, as to results to be obtained by MLPF&S, us, holders of the ARNs or any other person or entity from the use of the S&P 500® Index or any data included in the S&P 500® Index in connection with the rights licensed under the license agreement described in this term sheet or for any other use. S&P® makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500® Index or any data included in the S&P 500® Index. Without limiting any of the above information, in no event shall S&P® have any liability for any special, punitive, indirect, or consequential damages; including lost profits, even if notified of the possibility of these damages.

S&P® and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use the S&P 500® Index in connection with this offering. The license agreement provides that the following language must be stated in this term sheet:

“The ARNs are not sponsored, endorsed, sold, or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the holders of the ARNs or any member of the public regarding the advisability of investing in securities generally or in the ARNs particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s® only relationship to MLPF&S and to us (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P® and of the S&P 500® Index which is determined, composed, and calculated by S&P® without regard to MLPF&S, us, or the ARNs. S&P® has no obligation to take the needs of MLPF&S, our needs, or the needs of the holders of the ARNs into consideration in determining, composing, or calculating the S&P 500® Index. S&P® is not responsible for and has not participated in the determination of the timing of the sale of the ARNs, prices at which the ARNs are to initially be sold, or quantities of the ARNs to be issued or in the determination or calculation of the equation by which the ARNs are to be converted into cash. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the ARNs.”

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the ARNs, including the following:

•

You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the ARNs for all tax purposes as a single financial contract with respect to the Index that requires you to pay us at inception an amount equal to the purchase price of the ARNs and that entitles you to receive at maturity an amount in cash based upon the performance of the Index.

•

Under this characterization and tax treatment of the ARNs, upon receipt of a cash payment at maturity or upon a sale or exchange of the ARNs prior to maturity, you generally will recognize capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if you held the ARNs for more than one year.

Certain U.S. Federal Income Taxation Considerations

Set forth below is a summary of certain U.S. federal income tax considerations relating to an investment in the ARNs. The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “U.S. Federal Income Tax Summary” in the accompanying product supplement ARN-1, which you should carefully review prior to investing in the ARNs.

General.    Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the ARNs, we intend to treat the ARNs for all tax purposes as a single financial contract with respect to the Index that requires the investor to pay us at inception an amount equal to the purchase price of the ARNs and that entitles the investor to receive at maturity an amount in cash based upon the performance of the Index. Under the terms of the ARNs, we and every investor in the ARNs agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the ARNs as described in the preceding sentence. This discussion assumes that the ARNs constitute a single financial contract with respect to the Index for U.S. federal income tax purposes. If the ARNs did not constitute a single financial contract, the tax consequences described below would be materially different.

This characterization of the ARNs is not binding on the Internal Revenue Service (“IRS”) or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the ARNs or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the ARNs are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in the accompanying product supplement ARN-1. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the ARNs, including possible alternative characterizations.

Settlement At Maturity or Sale or Exchange Prior to Maturity.    Assuming that the ARNs are properly characterized and treated as single financial contracts with respect to the Index for U.S. federal income tax purposes, upon receipt of a cash payment at maturity or upon a sale or exchange of the ARNs prior to maturity, a U.S. Holder (as defined in the accompanying product supplement ARN-1) generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s basis in the ARNs. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the ARNs for more than one year. The deductibility of capital losses is subject to limitations.

Possible Future Tax Law Changes.    On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the ARNs. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the ARNs should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing, and character of income, gain, or loss in respect of the ARNs, possibly with retroactive effect. The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Internal Revenue Code of 1986, as amended, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset. We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the ARNs for U.S. federal income tax purposes in the manner described herein unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the ARNs, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. See the discussion under the section entitled “U.S. Federal Income Tax Summary” in the accompanying product supplement ARN-1.

Additional Terms

You should read this term sheet, together with the documents listed below, which together contain the terms of the ARNs and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the sections indicated on the cover of this term sheet. The ARNs involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ARNs.

You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

▪	Product supplement ARN-1 dated January 2, 2009:

http://www.sec.gov/Archives/edgar/data/70858/000119312509000312/d424b5.htm

▪	Series L MTN prospectus supplement dated April 10, 2008 and prospectus dated May 5, 2006:

http://www.sec.gov/Archives/edgar/data/70858/000119312508079745/d424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 70858.

We have filed a registration statement (including a product supplement, prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the product supplement, the prospectus supplement, and the prospectus in that registration statement, and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, we, any agent or any dealer participating in this offering, will arrange to send you the Note Prospectus if you so request by calling MLPF&S toll-free 1-866-500-5408.

Structured Investments Classification

MLPF&S classifies certain structured investments (the “Structured Investments”), including the ARNs, into four categories, each with different investment characteristics. The description below is intended to briefly describe the four categories of Structured Investments offered: Principal Protection, Enhanced Income, Market Participation, and Enhanced Participation. A Structured Investment may, however, combine characteristics that are relevant to one or more of the other categories. As such, a category should not be relied upon as a description of any particular Structured Investment.

Principal Protection: Principal Protected Structured Investments offer full or partial principal protection at maturity, while offering market exposure and the opportunity for a better return than may be available from comparable fixed income securities. Principal protection may not be achieved if the investment is sold prior to maturity.

Enhanced Income: Structured Investments offering enhanced income may offer an enhanced income stream through interim fixed or variable coupon payments. However, in exchange for receiving current income, investors may forfeit upside potential on the underlying asset. These investments generally do not include the principal protection feature.

Market Participation: Market Participation Structured Investments can offer investors exposure to specific market sectors, asset classes, and/or strategies that may not be readily available through traditional investment alternatives. Returns obtained from these investments are tied to the performance of the underlying asset. As such, subject to certain fees, the returns will generally reflect any increases or decreases in the value of such assets. These investments are not structured to include the principal protection feature.

Enhanced Participation: Enhanced Participation Structured Investments may offer investors the potential to receive better than market returns on the performance of the underlying asset. Some structures may offer leverage in exchange for a capped or limited upside potential and also in exchange for downside risk. These investments are not structured to include the principal protection feature.

The classification of Structured Investments is meant solely for informational purposes and is not intended to fully describe any particular Structured Investment nor guarantee any particular performance.

Product Supplement No. ARN-1
(To Prospectus dated May 5, 2006 and Series L Prospectus Supplement dated April 10, 2008) January 2, 2009

Accelerated Return NotesSM “ARNs®”

•	ARNs are unsecured senior notes issued by Bank of America Corporation. ARNs are not principal protected, and we will not pay interest on ARNs.

•

This product supplement describes the general terms of ARNs and the general manner in which they may be offered and sold. For each offering of ARNs, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•

The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•

At maturity, you will receive a cash payment (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement. If specified in the applicable term sheet, your ARNs may be “Bear ARNs,” which pay an amount in excess of their Original Offering Price (as defined below) if the value of the Market Measure decreases, and which pay an amount less than their Original Offering Price if the value of the Market Measure increases above a threshold value. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “ARNs” shall be deemed to include a reference to Bear ARNs.

•	In the case of ARNs, unless the applicable term sheet provides otherwise:

•

If the Ending Value is greater than the Starting Value, then you will receive at maturity a Redemption Amount per ARN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate (as defined below), and (iii) the percentage increase. However, the payment will not exceed a “Capped Value” described in the applicable term sheet. We will set the Capped Value on the pricing date of the ARNs, which will be the date the ARNs are priced for initial sale to the public.

•

If the Ending Value is equal to or less than the Starting Value, then you will receive at maturity a Redemption Amount per ARN that is less than the Original Offering Price per ARN based upon that percentage decrease.

•	In the case of Bear ARNs, unless the applicable term sheet provides otherwise:

•

If the Ending Value is less than the Starting Value, then you will receive at maturity a Redemption Amount per Bear ARN equal to the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease, up to the applicable Capped Value.

•

If the Ending Value is equal to or greater than the Starting Value but is equal to or less than the “Threshold Value” specified in the applicable term sheet, then you will receive at maturity a Redemption Amount per Bear ARN that is equal to the Original Offering Price per Bear ARN. We will set the Threshold Value on the pricing date of the Bear ARNs.

•

If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount per Bear ARN that is less than the Original Offering Price per Bear ARN based upon the percentage increase in excess of the Threshold Value.

•

ARNs will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). The term sheet may also set forth a minimum number of units that you must purchase.

•

If provided for in the applicable term sheet, we may apply to have your ARNs listed on a securities exchange or quotation system. If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your ARNs will be listed or, if listed, will remain listed for the entire term of your ARNs.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer ARNs.

ARNs are unsecured and are not savings accounts, deposits, or other obligations of a bank. ARNs are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of ARNs should consider the information in “Risk Factors” beginning on page S-9. You may lose some or all of your investment in ARNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

ARNs® is a registered service mark of our subsidiary, Merrill Lynch & Co., Inc. (“ML&Co.”), and “Accelerated Return NotesSM” is a service mark of ML&Co.

SUMMARY

This product supplement relates only to ARNs and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand ARNs. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your ARNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any ARNs. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in ARNs, to determine whether an investment in ARNs is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any ARNs.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell ARNs in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are ARNs?

ARNs are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. ARNs will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on ARNs, including any repayment of principal, will be subject to our credit risk. Each series of ARNs will mature on the date set forth in the applicable term sheet. We cannot redeem ARNs at any earlier date. We will not make any payments on ARNs until maturity. ARNs are not principal protected.

ARNs are designed for investors who are seeking exposure to a specific Market Measure and who anticipate that the value of the Market Measure will increase moderately (or, in the case of Bear ARNs, decrease moderately) over the term of ARNs. Investors in ARNs must be willing to forgo interest payments on their investment, such as fixed or floating interest rates paid on conventional non-callable debt securities, accept a return that will not exceed the return represented by the Capped Value, and bear the risk of loss of all or substantially all of their investment.

Are ARNs equity or debt securities?

ARNs are our senior debt securities. However, ARNs will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, they will not be principal protected, and you will not receive interest payments. At maturity, instead of receiving the Original Offering Price of your ARNs, you may receive an amount that is greater or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the ARNs. We describe below how this amount at maturity is determined.

Is it possible for you to lose some or all of your investment in ARNs?

Yes. You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your ARNs if:

•	the Ending Value is less than the Starting Value; and

•	in the case of Bear ARNs, the Ending Value is greater than the Threshold Value.

In each case, the amount of your loss will be determined in proportion to the decrease in the value of the Market Measure from the Starting Value to the Ending Value (or, in the case of Bear ARNs, the increase in the value of the Market Measure from the Starting Value to the Ending Value, to the extent that the Ending Value is above the Threshold Value).

As a result, you may lose all or a substantial portion of the amount that you invested to purchase ARNs. Further, if you sell your ARNs prior to maturity, you may find that the market value per ARN is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	the value of one or more commodities, equity securities or other assets;

•

any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your ARNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your ARNs.

How is the Redemption Amount calculated?

At maturity, subject to our credit risk as issuer of ARNs, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of ARNs that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	[	Ending Value - Starting Value	])
Starting Value

•	If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price x	[	Ending Value	]
Starting Value

In the case of Bear ARNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	[	Starting Value - Ending Value	])
Starting Value

•	If the Ending Value is greater than or equal to the Starting Value, but less than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price – (Original Offering Price x	[	Ending Value - Threshold Value	])
Starting Value

Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%. In either case, in no event will the Redemption Amount for each unit exceed the “Capped Value” described in the applicable term sheet, and in no event will the Redemption Amount be less than zero. We will determine the applicable Capped Value on the pricing date of each series of ARNs.

The “Threshold Value” for Bear ARNs will be set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for each Bear ARN will be less than the Original Offering Price if there is any increase in the value of the Market Measure from the Starting Value to the Ending Value. If the Threshold Value is greater than 100% of the Starting Value, then the Redemption Amount per Bear ARN will not be less than the Original Public Offering Price unless the Ending Value of the Market Measure is greater than the Threshold Value.

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent. However, if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of ARNs—Market Disruption Events—Commodity-Based Market Measures.”

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of ARNs—Basket Market Measures.”

The “Ending Value” will equal:

•

as to an equity-based Market Measure, the average of the closing values of the Market Measure on each of a certain number of calculation days during the Maturity Valuation Period (each as defined below); and

•

as to a commodity-based Market Measure, unless otherwise specified in the applicable term sheet, the closing value of the Market Measure on a specific calculation day that will be set forth in the applicable term sheet.

In the event that a Market Disruption Event occurs and is continuing on a calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of ARNs—Market Disruption Events.”

A “calculation day” means any Market Measure Business Day (as defined below) during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

The “Maturity Valuation Period” means the period shortly before the maturity date, the timing and length of which will be set forth in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market, or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on ARNs limited in any way?

Yes. Your investment return, if any, is limited to the return represented by the Capped Value that will be specified in the applicable term sheet. Unless the applicable term sheet provides otherwise, each ARN will pay an amount at maturity that represents the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and

(iii) the percentage increase of the Market Measure from the Starting Value to the Ending Value, and Bear ARNs will pay an amount that represents the Original Offering Price plus the product of (i) the Original Offering Price, (ii) the Participation Rate, and (iii) the percentage decrease of the Market Measure from the Starting Value to the Ending Value, in each case, up to the Capped Value.

Assuming a Participation Rate of 300% for ARNs, and 500% for Bear ARNs and because your return, if any, will not exceed the return represented by the Capped Value, you will only receive the full benefit of three times the upside potential (or, in the case of Bear ARNs, five times the downside potential) of the underlying Market Measure if the value of the Market Measure increases, but does not increase by more than 33.33% (one-third) of the return represented by the Capped Value or, in the case of Bear ARNs, the value of the Market Measure decreases, but does not decrease by more than 20% (one-fifth) of the return represented by the Capped Value.

Your participation in any upside potential (or, in the case of Bear ARNs, downside potential) of the Market Measure underlying your ARNs will be impacted by the Participation Rate. Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%. Each term sheet will set forth examples of hypothetical Ending Values and Threshold Values, and the impact of the Participation Rate and the Capped Value.

Who will determine the amount to be paid at maturity?

The calculation agent will make all the calculations associated with the ARNs, such as determining the Starting Value, the Threshold Value, the Ending Value, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the ARNs. See the section entitled “Description of ARNs—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in ARNs does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure, or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. ARNs will be payable only in U.S. dollars.

Who are the selling agents for ARNs?

One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of ARNs and will receive a commission or underwriting discount based on the number of units of ARNs sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with ARNs as investment advice or a recommendation to purchase ARNs. You should make your own investment decision regarding ARNs after consulting with your legal, tax, and other advisors.

How are ARNs being offered?

We have registered ARNs with the SEC in the United States. However, we will not register ARNs for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase ARNs from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

Will ARNs be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your ARNs listed on a securities exchange or quotation system. If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your ARNs will be listed or, if listed, will remain listed for the entire term of your ARNs.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of ARNs—Market Disruption Events.”

Does ERISA impose any limitations on purchases of ARNs?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of ARNs unless that plan or entity has determined that its purchase, holding, or disposition of ARNs will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing ARNs will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in ARNs is subject to risk. ARNs are not principal protected. Please refer to the section entitled “Risk Factors” beginning on page S-9 of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any ARNs.

RISK FACTORS

Your investment in ARNs entails significant risks. Your decision to purchase ARNs should be made only after carefully considering the risks of an investment in ARNs, including those discussed below, with your advisors in light of your particular circumstances. ARNs are not an appropriate investment for you if you are not knowledgeable about significant elements of ARNs or financial matters in general.

General Risks Relating to ARNs

Your investment may result in a loss; there is no guaranteed return of principal. ARNs are not principal protected and do not pay interest. There is no fixed repayment amount of principal on ARNs at maturity. If the Ending Value is less than the Starting Value (or, in the case of Bear ARNs, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects that decline (or, in the case of Bear ARNs, that increase in excess of the Threshold Value), and it will be less than the Original Offering Price of your ARNs. As a result, you may lose all or a substantial portion of your investment.

Your yield may be less than the yield on a conventional debt security of comparable maturity. There will be no periodic interest payments on ARNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any yield that you receive on ARNs, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in ARNs may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your return, if any, is limited to the return represented by the Capped Value. Although any positive return on ARNs is based on the increase (or, in the case of Bear ARNs, decrease) in the Market Measure, in no event will you receive a Redemption Amount greater than the applicable Capped Value. In other words, your opportunity to participate in possible increases (or, in the case of Bear ARNs, decreases) in the value of the Market Measure through an investment in the ARNs is limited by the Capped Value set forth in the applicable term sheet.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. The appreciation potential of ARNs is limited by the applicable Capped Value. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Similarly, in the case of Bear ARNS, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or components of the Market Measure. Your return on the ARNs, if any, also will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your ARNs, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of Bear ARNs, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may express views on expected movements in a Market Measure or the components of a Market Measure, and these views may be communicated to clients of our affiliates in the ordinary course of their business, and may do so at present or in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or its components from multiple sources, and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for ARNs while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing ARNs. In determining the economic terms of ARNs, and consequently the potential return on ARNs to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering ARNs. In structuring the economic terms of ARNs, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your ARNs in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of ARNs, namely the selling agent commissions or underwriting discount paid in respect of ARNs and other costs associated with ARNs, and compensation for developing and hedging ARNs. The quoted price of any of our affiliates for ARNs, or the listed price in the case of listed ARNs, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your ARNs are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your ARNs in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price included, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the developing and hedging costs associated with, ARNs.

We cannot assure you that a trading market for your ARNs will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list ARNs on any securities exchange. Even if an application were made to list your ARNs, we cannot assure you that the application will be approved or that your ARNs will be listed and, if listed, that it will remain listed for the entire term of ARNs. We cannot predict how ARNs will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of ARNs on any securities exchange will not necessarily ensure that a trading market will develop for ARNs, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for ARNs will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your ARNs in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for ARNs that it offers, but it is not required to do so. Any such selling agent may discontinue its market-making activities as to any series of ARNs at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of ARNs. Any price at which the selling agent may bid for, offer, purchase, or sell any ARNs may differ from the values determined by pricing models that may be used by that selling agent, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those ARNs might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of ARNs, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those ARNs could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure. Changes in the value of the Market Measure during the term of ARNs before the applicable Maturity Valuation Period or the applicable calculation day will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value and, in the case of Bear ARNs, the Ending Value to the Threshold Value. No other values of the Market Measure will be taken into account. As a result, you may receive less than the Original Offering Price of your ARNs, even if the value of the Market Measure has increased (or in the case of Bear ARNs, decreased) at certain times during their term before decreasing to a value below the Starting Value (or, in the case of Bear ARNs, increasing to a value above the Threshold Value) during the Maturity Valuation Period or on the applicable calculation day.

If the Market Measure to which your ARNs are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your ARNs may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of Bear ARNs. Therefore, in calculating the Market Measure as of any time, increases (or in the case of Bear ARNs, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of Bear ARNs, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your ARNs.

The respective publishers of the Market Measures may adjust such Market Measure or any component of a Market Measure in a way that affects its value, and these respective publishers have no obligation to consider your interests. The publishers of each Market Measure (each a “Market Measure Publisher”) can add, delete, or substitute the components included in a Market Measure or make other methodological changes that could change the value of such Market Measure. You should realize that the changing of companies, commodities, or other components included in a Market Measure may affect such Market Measure, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure. Any of these actions could adversely affect the value of your ARNs. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure.

Exchange rate movements may impact the value of ARNs. ARNs will be denominated in U.S. dollars. If the value of any Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the amount payable on ARNs on the maturity date may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or, in the case of Bear ARNs, decreases) against the currencies of the Market Measure or its components, the value of the Market Measure or its components may be adversely affected and payment on the maturity date may be reduced. Unless otherwise stated in the applicable term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell ARNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your ARNs redeemed prior to maturity. If you wish to liquidate your investment in ARNs prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your ARNs or no market at all. Even if you were able to sell your ARNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of ARNs from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Because the Redemption Amount is tied to the Ending Value, determined by reference to the values of the Market Measure during the Maturity Valuation Period or on the applicable calculation day, we anticipate that the market value of ARNs at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities, commodities, or other assets of the Market Measure are traded, and the market segments of which these assets are a part. Even if the value of the Market Measure increases (or in the case of Bear ARNs, decreases) after the applicable pricing date, if you are able to sell your ARNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined. If you sell your ARNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of Bear ARNs is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your ARNs. In general, the market value of ARNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, while the reverse will be the case as to Bear ARNs. However, as the value of the Market Measure increases or decreases, the market value of ARNs is not expected to increase or decrease at the same rate. In addition, because the Redemption Amount will not exceed the applicable Capped Value, we do not expect that the ARNs will trade in the secondary market above that Capped Value.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your ARNs may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of ARNs. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of ARNs.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of ARNs. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your ARNs may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of ARNs. In general, if U.S. interest rates increase, we expect that the market value of ARNs will decrease and, conversely, if U.S. interest rates decrease, we expect that the market value of ARNs will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the ARNs may be adversely affected.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of ARNs will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your ARNs will increase. We expect that the opposite will be the case as to Bear ARNs.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your ARNs includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your ARNs, and the Redemption Amount may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your ARNs includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your ARNs.

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Time to Maturity. As the time remaining to maturity of your ARNs decreases, the “time premium” associated with your ARNs will decrease. We anticipate that before maturity, ARNs may have a market value above that which would be expected based on the levels of market interest rates and the Market Measure. This difference will reflect a “time premium” due to expectations concerning the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of ARNs will approach the amount that would be payable at maturity based on the then-current value of the Market Measure. As a result, as the time remaining to maturity decreases, any premium attributed to the time value of ARNs will diminish, decreasing the value of ARNs.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of ARNs based on a given change in most of the factors listed above will be less if it occurs later in the term of ARNs than if it occurs earlier in their term. However, we expect that the effect on the market value of the ARNs of a given change in the value of the Market Measure will be greater if it occurs later in the term of the ARNs than if it occurs earlier in the term of the ARNs.

Payments on ARNs are subject to our credit risk, and changes in our credit ratings are expected to affect the value of ARNs. ARNs are our senior unsecured debt securities. As a result, your receipt of the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the maturity date. This will be the case even if the value of the Market Measure increases (or, in the case of Bear ARNs, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the value of ARNs. However, because your return on ARNs depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to ARNs.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures, or futures or options contracts on Market Measures or components of the Market Measures for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under ARNs. These transactions could affect the value of these components and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in ARNs. Any purchases or sales by us, our affiliates or others on our behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or components of a Market Measure. Temporary increases or decreases in the value of the Market Measure or the components of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or component may change subsequent to the pricing date of an issue of ARNs, affecting the value of the Market Measure and therefore the market value of ARNs.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own accounts, for business reasons, or in connection with hedging our obligations under ARNs. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable

Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in ARNs.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the Redemption Amount due on the maturity date. We may seek competitive terms in entering into the hedging arrangements for ARNs, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under ARNs. This hedging activity could increase (or in the case of Bear ARNs, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of ARNs and in connection with the determination of the Ending Value, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of ARNs. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of ARNs increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in ARNs and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your ARNs, could be adverse to your interests as a beneficial owner of ARNs.

Our hedging activities may affect your return at maturity and the market value of ARNs. We, or one or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of your ARNs during the Maturity Valuation Period or on the applicable calculation day and the applicable Redemption Amount. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in ARNs. We or any of our affiliates, including MLPF&S, may hold or resell ARNs. Although we have no reason to believe that any of those activities will have a material impact on the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your ARNs prior to maturity or the Redemption Amount.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for ARNs and, as such, will determine the Starting Value, the Threshold Value, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued. See the sections entitled “Description of ARNs—Market Disruption Events,” “—Adjustments to a Market Measure,” and “—Discontinuance of a Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of ARNs are uncertain, and may be adverse to a holder of ARNs. No statutory, judicial, or administrative authority directly addresses the characterization of ARNs or securities similar to ARNs for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in ARNs are not certain. Under the terms of ARNs, you will have agreed with us to treat ARNs as a single financial contract, as described under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for ARNs, the timing and character of income or loss with respect to ARNs may differ. No ruling will be requested from the IRS with respect to ARNs and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in ARNs.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities. ARNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in ARNs will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your ARNs may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value. Additionally, the Ending Values of certain equity based indices reflect only the prices of the common stocks included in the component stocks and do not take into consideration the value of dividends paid on those stocks. Your ARNs will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your ARNs are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. Equity-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. Therefore, the return on ARNs will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in an equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including MLPF&S, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of ARNs or will have any obligation of any sort with respect to ARNs. As a result, none of those companies will have any obligation to take your interests as holders of ARNs into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of ARNs.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including MLPF&S, at the time of any offering of ARNs or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your ARNs. Any of these activities may affect the market value of your ARNs. We, or any of our affiliates, do not make any representation to any purchasers of the ARNs regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the ARNs should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the ARNs. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, ownership of ARNs will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your ARNs are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of ARNs.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your ARNs in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of ARNs in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of ARNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of ARNs.

ARNs linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in the ARNs linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because ARNs linked to a commodity-based Market Measure will not be interests in a commodity pool, such ARNs will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. ARNs linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing ARNs.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of ARNs for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under ARNs.

DESCRIPTION OF ARNS

General

Each series of ARNs will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of ARNs supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of ARNs will be set forth in the applicable term sheet. The ARNs will mature on the date set forth in the applicable term sheet.

We will not pay interest on ARNs.

ARNs are not principal protected.

Prior to the applicable maturity date, ARNs are not redeemable by us or repayable at the option of any holder. ARNs are not subject to any sinking fund.

We will issue ARNs in the denominations of whole units, each with a public offering price per unit as set forth in the applicable term sheet (the “Original Offering Price”). The CUSIP number for each series of ARNs will be set forth in the applicable term sheet. You may transfer ARNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of ARNs, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of ARNs that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	[	Ending Value - Starting Value	])
Starting Value

•	If the Ending Value is equal to or less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price x	[	Ending Value	]
Starting Value

In the case of Bear ARNs, the Redemption Amount will be calculated as follows:

•	If the Ending Value is less than the Starting Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x Participation Rate x	[	Starting Value - Ending Value	])
Starting Value

•	If the Ending Value is greater than or equal to the Starting Value, but less than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price – (Original Offering Price x	[	Ending Value - Threshold Value	])
Starting Value

Unless otherwise set forth in the applicable term sheet, the Participation Rate will be 300%; however, for Bear ARNs, the Participation Rate will be 500%. In either case, in no event will the Redemption Amount for each unit exceed the “Capped Value” described in the applicable term sheet, and in no event will the Redemption Amount be less than zero. We will determine the applicable Capped Value on the pricing date of each series of ARNs.

The Starting Value and the Ending Value

Starting Value—Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent.

Starting Value—Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Starting Value” will equal the closing value of the Market Measure on the pricing date, as determined by the calculation agent, provided that if a Market Disruption Event occurs on that date, the Starting Value will be determined according to the Starting Value Commodity-Based Market Measure Disruption Calculation (as described below). See “—Market Disruption Events—Commodity-Based Market Measures.”

Starting Value—Basket Market Measures

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. See “—Basket Market Measures.”

Ending Value—Equity-Based Market Measures

If the Market Measure to which your ARNs are linked is equity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will be determined by the calculation agent and will equal the average of the closing values of the Market Measure determined on each of a certain number of calculation days, which may be one or more, during the Maturity

Valuation Period. The timing and exact number of calculation days in the Maturity Valuation Period will be set forth in the applicable term sheet. If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the value of the Market Measure for such non-calculation day, and as a result, the Ending Value, as follows:

•

The closing value of the Market Measure for the applicable non-calculation day will be deemed to be the closing value of the Market Measure for the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing value of the Market Measure for the next calculation day will also be deemed to be the closing value for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, then the closing value of the Market Measure for such non-calculation day, and each following non-calculation day during the Maturity Valuation Period will be determined (or, if not determinable, estimated) by the calculation agent on the last scheduled calculation day in the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day, in a manner which it considers commercially reasonable under the circumstances; or

•

If every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the Ending Value will equal the closing value of the Market Measure determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

See “—Market Disruption Events—Equity-Based Market Measures.”

Ending Value—Commodity-Based Market Measures

If the Market Measure to which your ARNs are linked is commodity-based, unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the closing value of the Market Measure on a specified calculation day, provided that if a Market Disruption Event occurs on that date the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation (as described below). If the calculation agent determines that the scheduled calculation day is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise, the Ending Value will equal the closing value of the Market Measure on the next Market Measure Business Day, provided that if a Market Disruption Event occurs on that date, the Market Measure value used to calculate the Ending Value will be determined according to the Ending Value Commodity-Based Market Measure Disruption Calculation described below. If no such days occur prior to the second scheduled Market Measure Business Day before the maturity date of the ARNs, the Ending Value will be determined (or, if not determinable, estimated) by the calculation agent on the second scheduled Market Measure Business Day before the maturity date of the ARNs in a manner which the calculation agent considers commercially reasonable under the circumstances.

For ARNs linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the calculation day, the Ending Value will be determined by the calculation agent using the following “Ending Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each Market Measure component which is not affected by the Market Disruption Event, the Ending Value will be based on the exchange published settlement price on the calculation day.

(2)	With respect to each Market Measure component which is affected by the Market Disruption Event, the Ending Value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the calculation day on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the calculation day and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the Ending Value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the Ending Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)

the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market

Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	A material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues.

(2)	The exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules.

(3)	Failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component.

(4)	A suspension of trading in one or more Market Measure components, for which the trading does not resume at least ten (10) minutes prior to the scheduled or rescheduled closing time.

(5)	Any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable ARNs.

For ARNs linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the pricing day, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Value”) and the “Starting Value” for that Market Measure using the following “Starting Value Commodity-Based Market Measure Disruption Calculation”:

(1)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is not affected by the Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Value and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by a Market Measure component and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	the calculation agent will establish the Initial Market Measure Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date;

b.	the calculation agent will adjust the Initial Market Measure Value for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on each Market Measure Business Day to, and including, the third scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances; and

c.	the final term sheet will set forth the Initial Market Measure Value, a brief statement of the facts relating to the establishment of the Initial Market Measure Value (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Market Measure Value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, the applicable term sheet or index supplement will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of ARNs.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of ARNs is linked, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the senior trustee and to us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment at Maturity.” Upon any selection by the calculation agent of a successor market measure, we will cause notice to be given to holders of the ARNs.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on any of the calculation days or the calculation day, as applicable,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Maturity Valuation Period or calculation day, as applicable, and the calculation agent determines that no successor market measure is available at that time, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a calculation day. The calculation agent will make available to holders of the ARNs information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your ARNs are linked may adversely affect trading in the ARNs.

Basket Market Measures

If the Market Measure to which your ARNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on a calculation day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.
(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding ARNs as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value, the Ending Value, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, Market Measure Business Days, calculation days, and non-calculation days. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of ARNs. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

ARNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of ARNs in immediately available funds. We will make the Redemption Amount in immediately available funds so long as the ARNs are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of ARNs occurs and is continuing, the amount payable to a holder of ARNs upon any acceleration permitted under the Senior Indenture will be equal to the cash amount described under the caption “—Payment at Maturity,” determined as if the ARNs matured on the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your ARNs. In case of a default in payment of ARNs, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your ARNs listed on a securities exchange or quotation system. If approval of such an application is granted, your ARNs will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your ARNs will be listed or will remain listed for the entire term of your ARNs.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S, may act as our selling agent for any offering of the ARNs. Without limiting the foregoing, our affiliates First Republic Securities Company, LLC, Banc of America Securities LLC, and Banc of America Investment Services, Inc. may act as a selling agent. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of ARNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase ARNs.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with ARNs as investment advice or a recommendation to purchase any ARNs. You should make your own investment decision regarding ARNs after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any ARNs after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of ARNs. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding ARNs as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding ARNs in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with ARNs are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase ARNs upon original issuance and will hold ARNs as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of ARNs, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of ARNs that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ARNs, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding ARNs should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of ARNs.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of ARNs, we intend to treat ARNs for all tax purposes as a single financial contract with respect to the Market Measure that requires the investor to pay us at inception an amount equal to the purchase price of ARNs and that entitles the investor to receive at maturity an amount in cash based upon the performance of the Market Measure. Under the terms of ARNs, we and every investor in ARNs agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat ARNs as described in the preceding sentence. This discussion assumes that ARNs constitute a single financial contract with respect to the Market Measure for U.S. federal income tax purposes. If ARNs did not constitute a single financial contract, the tax consequences described below would be materially different.

This characterization of ARNs is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of ARNs or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in ARNs are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in ARNs, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as ARNs. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as ARNs should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of ARNs, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of ARNs. Under the proposed legislation, a U.S. Holder that acquires an instrument such as ARNs after the date of enactment of the legislation would be required to include income in respect of the ARNs on a current basis. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as ARNs. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating ARNs for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the ARNs.

U.S. Holders – Income Tax Considerations

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the ARNs are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a PFIC.

Tax Basis

A U.S. Holder’s tax basis in ARNs will equal the amount paid by that holder to acquire them.

Settlement at Maturity or Sale or Exchange Prior to Maturity

Upon receipt of a cash payment at maturity or upon a sale or exchange of ARNs prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s basis in the ARNs. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the ARNs for more than one year. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in ARNs

Due to the absence of authorities that directly address the proper tax treatment of ARNs, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in ARNs. In particular, the IRS could seek to subject ARNs to the Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”). If the IRS were successful in that regard, the timing and character of income on ARNs would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of ARNs generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Payment Regulations do not apply to ARNs, other alternative U.S. federal income tax characterizations of ARNs are possible which, if applied, also could affect the timing and the character of a U.S. Holder’s income or loss. It is possible, for example, that ARNs could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis.

Proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of ARNs.

Further, if the Market Measure consists of a single currency, the principles of, or principles similar to those of, Revenue Ruling 2008-1 (“Ruling”) may apply to ARNs, depending on their terms. In the Ruling, the IRS held that a three year instrument linked to the euro-U.S. dollar exchange rate should be treated as a euro-denominated debt instrument for U.S. federal income tax purposes in effect because it was principal protected in euros. If principles such as those apply to ARNs, ARNs may be treated as non-U.S. dollar denominated debt instruments for U.S. federal income tax purposes and may result in adverse consequences for U.S. holders. For example, all or a portion of the return on such ARNs may be treated as ordinary income and U.S. holders may be forced to recognize all or a portion of such income on a current basis over the term of ARNs.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of ARNs is uncertain. Nevertheless, in general, if the ARNs are held for investment purposes, the amount of income or gain, if any, realized on the maturity date or upon a sale, exchange or redemption of an ARN prior to the maturity date, or any income that would accrue to a holder of an ARN if the ARNs were characterized as contingent payment debt instruments (as discussed above), should not constitute unrelated business taxable income. However, if an ARN constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of an ARN to purchase or carry the ARN, all or a portion of any income or gain realized with respect to such ARN may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in ARNs should be aware that whether or not any income or gain realized with respect to an ARN which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in ARNs that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in ARNs.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the ARNs are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a United States real property holding corporation.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax for amounts paid in respect of ARNs, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of ARNs or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other conditions are satisfied.

If a Non-U.S. Holder of ARNs is engaged in the conduct of a trade or business within the U.S. and if gain realized on the sale, exchange, or settlement of ARNs, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders—Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of ARNs. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

As discussed above, alternative characterizations of ARNs for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to ARNs to become subject to withholding tax, we will withhold tax at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as ARNs should be subject to withholding tax. Prospective Non-U.S. Holders of ARNs should consult their own tax advisors in this regard.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, ARNs are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in ARNs.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on ARNs as well as in connection with the proceeds from a sale, exchange, or other disposition of ARNs, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on ARNs as well as in connection with the proceeds from a sale, exchange or other disposition of ARNs.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in ARNs. Whether an investment in ARNs constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the ARNs. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the ARNs are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or disqualified person, unless the ARNs are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the ARNs. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). The Service Provider Exemption is generally applicable for otherwise-prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person with respect to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided, that there is “adequate consideration” for the transaction. Any Plan fiduciary relying on the Service Provider Exemption and purchasing the ARNs on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase ARNs, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provide fiduciary investment management services with respect to a Plan, the Service Provider Exemption may not be available, and other exemptive relief would be required as precondition for purchasing the ARNs. Where ARNs are traded on a generally-recognized market, the adequate consideration determination is based on the prevailing price for the ARNs on the relevant national exchange or, in the case of ARNs not traded on a national securities exchange, the current independently-quoted offering price, in both instances taking into account the size of the transaction and the marketability of the ARNs. For ARNs that are not traded on a generally-recognized market, the adequate consideration determination is to be made by the fiduciary in good faith in accordance with regulations to be issued by the U.S. Department of Labor. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption.

Because we may be considered a party in interest with respect to many Plans, the ARNs may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the ARNs will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the ARNs that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such ARNs on behalf of or with plan assets of any Plan or with any assets of a governmental, church or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ARNs on behalf of a Plan or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the ARNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the ARNs do not violate the prohibited transaction rules of ERISA or the Code or any similar laws, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ARNs on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.

[Reverse of Note]

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note is one of a duly authorized issue of senior notes of the Issuer to be issued in one or more series under the Indenture dated January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The term Trustee shall include any additional or successor trustee appointed in such capacity by the Issuer in accordance with the terms of the Indenture.

This Note is also one of the Notes issued pursuant to the Prospectus Supplement dated April 10, 2008 to the Prospectus dated May 5, 2006 (referred to collectively herein as the “Prospectus”) for the offer and sale of the Issuer’s senior and subordinated medium-term notes, Series L (the “Notes”). The Notes may have different issue and maturity dates, bear interest at different rates and vary in such other ways as provided in the Indenture and described in the Prospectus. The specific terms of each issuance of Notes will be described in the Final Terms.

The Issuer has initially appointed the Trustee to act as the U.S. Issuing and Paying Agent, Security Registrar and Transfer Agent for the Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York, 10286, or such other location as may be specified by the Trustee and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Final Terms, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions.

[Intentionally Omitted]

SECTION 3. Amortizing Notes.

[Intentionally Omitted]

SECTION 4. Optional Redemption.

[Intentionally Omitted]

SECTION 5. Optional Repayment.

[Intentionally Omitted]

SECTION 6. Additional Amounts.

[Intentionally Omitted]

SECTION 7. Redemption for Tax Reasons.

[Intentionally Omitted]

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether particular Securities are “outstanding” will be made in accordance with the Indenture.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Trustee in pursuance of such action.

New Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Indenture or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the resulting or acquiring entity, if other than the Issuer, is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all the Issuer’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Issuer (or any resulting or acquiring entity, if other than the Issuer) is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Issuer in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Issuer’s right and powers under the Indenture.

SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Final Terms, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only under the circumstances described in the Indenture and (a) if this Note is a global note clearing initially through The Depository Trust Company (“DTC”), DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (b) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the relevant notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (c) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (d) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.

In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in Authorized Denominations only and will be issued in registered form only, without coupons.

Subject to the terms of the Indenture, if the Notes are held in definitive form, a holder may exchange its Notes for other Notes of the same series in an equal aggregate principal amount and in Authorized Denominations.

Notes in definitive form may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a security registrar and transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate additional transfer agents for the Notes of this series.

The Issuer will not be required to (a) issue, exchange, or register the transfer of this Note if it has exercised its right to redeem the Notes of the series of which this Note is a part for a period of 15 calendar days before the redemption date, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part that were selected, called, or are being called for redemption, except the unredeemed portion of the Notes of the series of which this Note is a part, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default. If an Event of Default (defined in the Indenture as (a) the Issuer’s failure to pay the principal or premium, if any, on the Notes; (b) the Issuer’s failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Issuer’s breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Issuer) shall occur with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 14. Defeasance. Unless otherwise specified in the Final Terms, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Specified Currency.

[Intentionally Omitted]

SECTION 16. Original Issue Discount Note.

[Intentionally Omitted]

SECTION 17. Dual Currency Note.

[Intentionally Omitted]

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Security Registrar and such other documents or proof as may be required by the Issuer and the Security Registrar shall be delivered to the Security Registrar, the Security Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Security Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Security Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the Final Terms, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in New York City or Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for any Note where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Final Terms) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR, also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating (a “Target Settlement Date”); and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency.

Unless specified otherwise in the Final Terms, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	_______________________	as Custodian for	______________________________
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

__________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

____________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney
to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond
with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES AND EXTENSIONS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption, Repayment or Extension, as Applicable

Increase (Decrease) in

Principal Amount of

this Note Due to

Transfer Among

Global Notes or

Redemption,

Repayment or Non-Election

of Extension of Maturity

Date of a Portion of Global

Note, as Applicable

	Principal Amount of this Note After Transfer, Redemption, Repayment or Extension, as Applicable	Notation made by or on behalf of the Issuer